Exhibit (a)(1)(F)

Instruction Form with Respect to

Hewitt Associates, Inc.

Offer to Purchase for Cash

up to 15,625,000 Shares of its Class A Common Stock

at a Purchase Price Not Greater Than $32.00

Nor Less Than $28.75 Per Share

The undersigned acknowledge(s) receipt of your letter and the enclosed offer to purchase dated August 8, 2007 and the letter of transmittal in connection with the tender offer by Hewitt Associates, Inc., a Delaware corporation (“Hewitt”), to purchase up to 15,625,000 shares of its class A common stock, par value $0.01 per share (the “shares”), at a price specified by the undersigned and not greater than $32.00 nor less than $28.75 per share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the enclosed offer to purchase, dated August 8, 2007 and the letter of transmittal, which together (as each may be amended and supplemented from time to time) constitute the tender offer.

The undersigned understands that Hewitt will, upon the terms and subject to the conditions of the tender offer, (i) determine a single per share price not greater than $32.00 nor less than $28.75 per share (the “Purchase Price”) and (ii) purchase the shares properly tendered and not properly withdrawn pursuant to the terms of the tender offer, after taking into account the number of shares so tendered and the prices specified by tendering stockholders. Hewitt will select the lowest Purchase Price that will allow it to purchase 15,625,000 shares, or if a lesser number of shares is properly tendered and not properly withdrawn, all such shares that are properly tendered and not properly withdrawn. Hewitt will purchase all shares properly tendered at prices at or below the Purchase Price and not properly withdrawn at the Purchase Price, net to the seller in cash, without interest, upon the terms and subject to the conditions of the tender offer, including the “odd lot”, proration and conditional tender provisions described in the offer to purchase. All other shares, including shares tendered at prices in excess of the Purchase Price and shares that Hewitt does not accept for purchase because of proration or conditional tenders will be returned at Hewitt’s expense to the stockholders that tendered such shares as promptly as practicable after the expiration date.

The undersigned hereby instruct(s) you to tender to Hewitt the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, at the price per share indicated below, in accordance with the terms and subject to the conditions of the tender offer.

NUMBER OF SHARES TO BE TENDERED BY YOU

FOR THE ACCOUNT OF THE UNDERSIGNED:              SHARES*

*	Unless you indicate otherwise, we will assume that you are instructing us to tender all of the shares held by us for your account.

CHECK ONE AND ONLY ONE BOX. IF YOU CHECK MORE THAN ONE BOX, OR IF YOU DO NOT CHECK ANY BOX, YOU WILL HAVE FAILED TO VALIDLY TENDER ANY SHARES.

SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER

(See Instruction 5 of the letter of transmittal)

☐	The undersigned wants to maximize the chance of having Hewitt purchase all shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders shares and is willing to accept the purchase price determined by Hewitt pursuant to the tender offer (the “Purchase Price”). This action could result in receiving a price per share as low as $28.75.

-OR-

SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

(See Instruction 5 of the letter of transmittal)

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the Purchase Price is less than the price checked below. A stockholder who desires to tender shares at more than one price must complete a separate letter of transmittal for each price at which the stockholder tenders shares. You cannot tender the same shares at more than one price, unless you have previously validly withdrawn those shares tendered at a different price in accordance with Section 4 of the offer to purchase.

Price (in Dollars) Per Share at Which Shares Are Being Tendered

☐ $28.75	☐ $29.75	☐ $30.75	☐ $31.75
☐ $29.00	☐ $30.00	☐ $31.00	☐ $32.00
☐ $29.25	☐ $30.25	☐ $31.25
☐ $29.50	☐ $30.50	☐ $31.50

You WILL NOT have validly tendered your shares

unless you check ONE AND ONLY ONE BOX ON THIS PAGE.

ODD LOTS

(See Instruction 6 of the letter of transmittal)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares.

☐        By checking this box, the undersigned represents that the undersigned owns beneficially or of record an aggregate of fewer than 100 shares and is instructing the holder to tender all such shares.

In addition, the undersigned is tendering shares either (check ONE box):

☐        at the Purchase Price, which will be determined by Hewitt in accordance with the terms of the tender offer (persons checking this box should check the first box on the previous page, under the heading “Shares Tendered at Price Determined Pursuant to the Tender Offer”); OR

☐        at the price per share indicated on the previous page under the heading “Shares Tendered at Price Determined by Stockholders”.

CONDITIONAL TENDER

(See Instruction 11 of the letter of transmittal)

A tendering stockholder may condition such stockholder’s tender of any shares upon the purchase by Hewitt of a specified minimum number of the shares such stockholder tenders, as described in Section 6 of the offer to purchase. Unless Hewitt purchases at least the minimum number of shares you indicate below pursuant to the terms of the tender offer, Hewitt will not purchase any of the shares tendered below. It is the tendering stockholder’s responsibility to calculate that minimum number, and we urge each stockholder to consult his or her own tax advisor in doing so. Unless you check the box immediately below and specify, in the space provided, a minimum number of shares that Hewitt must purchase if Hewitt purchases any shares from you, Hewitt will deem your tender unconditional.

☐        The minimum number of shares that Hewitt must purchase from me if Hewitt purchases any shares from me, is:              shares.

If, because of proration, Hewitt will not purchase the minimum number of shares that you designate, Hewitt may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares. To certify that you are tendering all of the shares you own, check the box below.

☐        The tendered shares represent all shares held by the undersigned.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, WE RECOMMEND REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED. IN ALL CASES, PLEASE ALLOW SUFFICIENT TIME TO ASSURE TIMELY DELIVERY.

- PLEASE SIGN ON THE NEXT PAGE -

SIGNATURE

Please Print
Signature(s):
Names(s):
Taxpayer Identification or Social Security Number:
Address(es):
(include zip code)
Area Code & Phone Number(s):

Date:

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